Exhibit 24.3

CERTIFICATE OF THE SECRETARY OF

MERIT LIFE INSURANCE CO.

I, Gayle P. Levy, do hereby certify that:

1.	I am the duly elected, qualified, and acting Corporate Secretary of Merit Life Insurance Co. (the “Company”); and

2.

Attached hereto as Exhibit A is a full, true, and complete copy of resolutions of the Company’s Board of Directors, approved by unanimous written consent on April 20, 2022, authorizing the Chief Executive Officer of the Company to sign the Company’s registration statement for its Fixed Contingent Deferred Annuity Contract, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, on behalf of the Company pursuant to power of attorney.

IN WITNESS WHEREOF, I have executed this Certificate this 21st day of April, 2022.

/s/ Gayle P. Levy
Gayle P. Levy
Corporate Secretary

Exhibit A

WRITTEN CONSENT OF

THE BOARD OF DIRECTORS

OF

MERIT LIFE INSURANCE CO.

April 20, 2022

The undersigned, being all of the members of the Board of Directors (“Board”) of Merit Life Insurance Co., a Texas stock insurance company (the “Company”), acting in accordance with the Texas Insurance Code, the Texas Business Organizations Code and the by-laws of the Company (as amended from time to time, the “By-laws”), without the formality of convening a meeting, hereby consent to the following actions, waive any notice required to be provided in connection herewith, and direct this written consent (this “Consent”) to be filed with the records of the Company.

Authorization for Execution of the Company’s Registration Statement

WHEREAS, the Company has an effective registration statement with the Securities and Exchange Commission for the Fixed Contingent Deferred Annuity Contract (the “Contract”) issued by the Company (the “Registration Statement”).

WHEREAS, from time to time and as required by applicable law, the Company expects to file amendments to the Registration Statement or a new initial Registration Statement for the Contract.

WHEREAS, the Chief Executive Officer of the Company is authorized to act on the Company’s behalf.

WHEREAS, for avoidance of doubt, the Board wishes to authorize the Chief Executive Officer to sign the Registration Statement, including any amendment thereto or any new initial Registration Statement for the Contract, on the Company’s behalf pursuant to a power of attorney.

RESOLVED, that the Board hereby authorizes the Chief Executive Officer, when signing any amendment to the Registration Statement or any new initial Registration Statement for the Contract on behalf of the Company, to designate one or more attorneys-in-fact pursuant to power of attorney, granted in the Chief Executive Officer’s discretion, to sign on the Chief Executive Officer’s behalf.

RESOLVED, that the Board hereby authorizes the Chief Executive Officer to take any and all other necessary and proper actions to effectuate the submission of any and all amendments to the Registration Statement and any new initial Registration Statement for the Contract.